                                                                    EXHIBIT 99.1

                             SPATIAL TECHNOLOGY INC.

                       1998 NON-OFFICER STOCK OPTION PLAN
                           AS ADOPTED ON JULY 20, 1998
                        STOCKHOLDER APPROVAL NOT REQUIRED

1.   PURPOSES.

     (A) The purpose of the Plan is to provide a means by which selected Employees and Consultants who are not Officers or members of the Board of Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Nonstatutory Stock Options. Only Nonstatutory Stock Options may be granted hereunder.

     (B) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Consultants who are not Officers or members of the Board of Directors, to secure and retain the services of such new Employees and Consultants and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.   DEFINITIONS.

     (A) "AFFILIATE" shall mean any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code, or such other parent corporation or subsidiary corporation designated by the Board.

     (B) "BOARD" shall mean the Committee, if one has been appointed, or the Board of Directors, if no Committee is appointed.

     (C) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

     (D) "CHANGE IN CONTROL" shall mean the consummation of any one of the following events: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the Shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

     (E) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     (F) "COMMITTEE" shall mean a Committee appointed by the Board of Directors in accordance with Section 4(a).

     (G) "COMMON STOCK" shall mean the Common Stock of the Company.

     (H) "COMPANY" shall mean Spatial Technology Inc., a Delaware corporation.

     (I) "CONSULTANT" shall mean any consultants, independent contractors or advisers to the Company or an Affiliate (provided that such persons render bona fide services not in connection with the offering and sale of securities in capital raising transactions) excluding officers and directors of the Company and stockholders beneficially owning 10% or more of the Company's Common Stock.

     (J) "CONTINUOUS SERVICE AS AN EMPLOYEE OR CONSULTANT" shall mean the absence of any interruption or termination of service to the Company, an Affiliate, or any successors thereto, whether as an Employee or Consultant. The Board or the Chief Executive Officer of the Company may determine, in that party's sole discretion, whether Continuous Service as an Employee or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the Chief Executive Officer of the Company, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors.

     (K) "DISABILITY" shall mean the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

     (L) "EMPLOYEE" shall mean any person employed by the Company or by any Affiliate, excluding officers and directors of the Company and stockholders beneficially owning 10% or more of the Company's Common Stock.

     (M) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     (N) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock of the Company determined as follows:

          (I) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

          (II) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (O) "NONSTATUTORY STOCK OPTION" shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (P) "OFFICER" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder and any other Employee of the Company whom the Board or the Committee classifies as "Officer" in its sole discretion.

     (Q) "OPTION" shall mean a Nonstatutory Stock Option granted pursuant to the Plan.

     (R) "OPTION AGREEMENT" shall mean a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (S) "OPTIONHOLDER" shall mean an Employee or Consultant who receives an Option.

     (T) "PLAN" shall mean this 1998 Non-Officer Stock Option Plan

     (U) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     (V) "SHARE" shall mean a share of Common Stock, as adjusted in accordance with Section 12 of the Plan.

3.   STOCK SUBJECT TO THE PLAN.

     Subject to the provisions of Section 12 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Options shall not exceed in the aggregate two hundred twenty-five thousand (225,000) Shares of Common Stock. The stock subject to the Plan may be authorized, but unissued Shares or reacquired Shares, bought on the market or otherwise. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

4.   ADMINISTRATION OF THE PLAN.

     (A) PROCEDURE. The Plan shall be administered by the Board of Directors. The Board of Directors may appoint a Committee consisting of one or more members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee, and thereafter directly administer the Plan. Notwithstanding anything in this
Section 4 to the contrary, at any time the Board of Directors or the Committee may delegate to a committee of one or more members of the Board of Directors the authority to grant Options to all Employees and Consultants or any portion or class thereof.

     (B) POWERS OF THE BOARD. Subject to the provisions of the Plan, the Board shall have the power to (i) grant options under the Plan, provided, however, that only Nonstatutory Stock Options may be granted under the Plan; (ii) determine, upon review of relevant information, the Fair Market Value of the

Common Stock; (iii) determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 7(a) of the Plan; (iv) determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option, provided that no Options may be granted to persons who are neither Employees nor Consultants; (v) construe and interpret the Plan and Options granted under it; (vi) correct any defect, omission or inconsistency in the Plan or in any Option Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective; (vii) prescribe, amend and rescind rules and regulations relating to the Plan; (viii) determine the terms and provisions of each Option granted (which need not be identical) in accordance with the Plan; (ix) accelerate or defer (the latter with the consent of the Optionholder) the exercise date and vesting of any Option; (x) authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; (xi) to amend the Plan or an Option as provided in Section 14 of the Plan; and (xii) make all other determinations deemed necessary or advisable for the administration of the Plan.

     (C) EFFECT OF BOARD'S DECISION. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionholders and any other holders of any Options granted under the Plan.

5.   ELIGIBILITY.

     Options may be granted only to Employees or Consultants as defined in
Section 2. Notwithstanding the foregoing, no Employee who is an Officer of the Company or who is a member of the Board of Directors shall be entitled to receive the grant of an Option under the Plan.

6.   TERM OF OPTION.

     The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

7.   EXERCISE PRICE, CONSIDERATION, VESTING AND EARLY EXERCISE.

     (A) EXERCISE PRICE. The exercise price of each Option shall be not less than eight-five percent (85%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

     (B) CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of (i) cash or check; (ii) promissory note (except that payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment); (iii) other Shares of the Common Stock of the Company having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option shall be exercised, including by delivering to the Company an attestation of ownership of owned and unencumbered Shares of the Common Stock of the Company in a form approved by the Company; (iv) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; (v) any combination of such methods of payment; or (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     (C) VESTING. The total number of Shares subject to an Option may, but need not, vest and therefore become exercisable in periodic installments (which may, but need not, be equal). The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary.

     (D) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service as an Employee or Consultant terminates to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of the Option. Any unvested Shares so purchased may be subject to an unvested share repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

8.   EXERCISE OF OPTION.

     (A) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 7(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such Shares, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 12 of the Plan. An Option may not be exercised for a fraction of a Share.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares, which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (B) TERMINATION OF SERVICE AS AN EMPLOYEE OR CONSULTANT. If an Optionholder's Continuous Service as an Employee or Consultant ceases for any reason other than death or Disability, the Optionholder may exercise the Option to the extent that the Optionholder was entitled to exercise it at the date of such termination, but only within such period ending on the earlier of: (i) the date three (3) months (or such other period of time as is determined by the Board) after the date the Optionholder's Continuous Service as an Employee or Consultant ceases, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. To the extent that the Optionholder was not entitled to exercise the Option at the date of such termination, or if the Optionholder does not exercise such Option (which the Optionholder was entitled to exercise) within the time specified herein, the Option shall terminate.

     (C) DEATH OF OPTIONHOLDER. In the event of the death during the term of the Option of an Optionholder who is at the time of his or her death an Employee or Consultant and who shall have been in Continuous Service as an Employee or Consultant since the date of grant of the Option or in the event of the death of an Optionholder within three (3) months following the termination of the Optionholder's Continuous Service as an Employee or Consultant for any other reason, the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only within the period ending on the earlier of (i) the date twelve (12) months (or such other period of time as is determined by the Board) following the date of death or (ii) the expiration of the term of such Option as set forth in the Option Agreement. To the extent that the Optionholder was not entitled to exercise the Option at the date of such termination, or if the Option is not exercised (to the extent the Optionholder was entitled to exercise) within the time specified herein, the Option shall terminate.

     (D) DISABILITY OF OPTIONHOLDER. In the event of the Disability of an Optionholder during the term of the Option who is at the time of his or her Disability an Employee or Consultant and who shall have been in Continuous Service as an Employee or Consultant since the date of grant of the Option, the Optionholder may exercise the Option to the extent that the Optionholder was entitled to exercise it at the date of such termination, but only within the period ending on the earlier of (i) the date twelve (12) months (or such other period of time as is determined by the Board) after the date the Optionholder ceases to be an Employee or Consultant on account of such Disability or (ii) the expiration of the term of the Option as set forth in the Option Agreement. To the extent that the Optionholder was not entitled to exercise the Option at the date of such termination, or if the Optionholder does not exercise such Option (which the Optionholder was entitled to exercise) within the time specified herein, the Option shall terminate

     (E) EXTENSION OF TERMINATION DATE. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service as an Employee or Consultant (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement or
(ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service as an Employee or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

     (F) WITHHOLDING. To the extent provided by the terms of the Option Agreement, the Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Optionholder by the Company or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Optionholder as a result of the exercise of the Option; or (iii) delivering to the Company owned and unencumbered Shares of the Common Stock of the Company.

9.   TRANSFERABILITY OF OPTIONS.

     An Option shall be transferable to the extent provided in the Option Agreement. If the Option Agreement does not provide for transferability, then the Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

10.  USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

11.  MISCELLANEOUS.

     (A) ACCELERATION OF EXERCISABILITY AND VESTING. The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

     (B) NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder or other holder of Options any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Option was granted or shall affect the right of the Company or an Affiliate to terminate
(i) the employment of an Employee with or without notice and with or without cause, or (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate.

12.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER; CHANGE IN CONTROL.

     (A) If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Section 3, and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Options. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

     (B) In the event of a Change in Control all Options outstanding under the Plan shall be fully vested and exercisable, and Optionholders shall be given a reasonable opportunity to exercise their Options immediately prior to such transaction.

13.  TIME OF GRANTING OPTIONS.

     The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

14.  AMENDMENT AND TERMINATION OF THE PLAN AND OPTIONS.

     (A) AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend, suspend or terminate the Plan from time to time in such respects as the Board may deem advisable.

     (B) EFFECT OF AMENDMENT OR TERMINATION OF THE PLAN. Any such amendment, suspension or termination of the Plan shall not impair Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated unless mutually agreed otherwise between the Optionholder and the Board, which agreement must be in writing and signed by the Optionholder and the Company.

     (C) AMENDMENT OF OPTIONS. The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless mutually agreed upon by the Optionholder and the Board, which agreement must be in writing and signed by the Optionholder and the Company

15.  CONDITIONS UPON ISSUANCE OF SHARES.

     The Company may require any Optionholder, or any person to whom an Option is transferred under Section 9, as a condition of exercising any such Option,
(1) to give written assurances satisfactory to the Company as to the Optionholder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the Shares subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the Shares. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the Shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require the Optionholder to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of granting an Option to such Optionholder or permitting the Optionholder to exercise such Option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Shares.

16.  COVENANTS OF THE COMPANY.

     (A) AVAILABILITY OF SHARES. The Company, during the term of the Options, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy such Options.

     (B) SECURITIES LAW COMPLIANCE. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell Shares upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

17.  OPTION AGREEMENT.

     Options shall be evidenced by written Option Agreements in such form or forms as the Board or the Committee shall approve.

18.  TERM OF THE PLAN.

     The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect until terminated under Section 14 of the Plan.

                             SPATIAL TECHNOLOGY INC.
                       1998 NON-OFFICER STOCK OPTION PLAN

                       NONSTATUTORY STOCK OPTION AGREEMENT
                                   (EMPLOYEE)

_________________________, Optionholder:

     SPATIAL TECHNOLOGY INC. (the "Company"), pursuant to its 1998 Non-Officer Stock Option Plan (the "Plan"), has granted to you, the Optionholder named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is not intended to qualify as and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's non-officer employees and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act. Defined terms not explicitly defined in this agreement but defined in the Plan shall have the same definitions as in the Plan.

     The details of your option are as follows:

     1. TOTAL NUMBER OF SHARES SUBJECT TO THIS OPTION. The total number of shares of Common Stock subject to this option is ____________________ (__________).

     2. VESTING. Subject to the limitations contained herein, this option shall vest (become exercisable) as to [twenty-five percent (25%)] of the shares subject to the option on ____________, 19__ and shall vest (become exercisable) as to an additional [1/36th] of the shares subject to the option each full calendar month thereafter until either (i) the termination of your Continuous Service as an Employee or Consultant, or (ii) this option becomes fully vested.

     3. EXERCISE PRICE AND METHOD OF PAYMENT.

     (a) EXERCISE PRICE. The exercise price of this option is ___________________________ ($___________) per share, being not less than 85% of the Fair Market Value of the Common Stock on the date of grant of this option.

     (b) METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

          (i) Payment of the exercise price in cash (including check) at the time of exercise;

          (ii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

          (iii) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

          (iv) Payment by a combination of the methods of payment permitted by subparagraph 3(b)(i) through 3(b)(iii) above.

     4. WHOLE SHARES. Your option may only be exercised for whole shares.

     5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the Shares issuable upon exercise of this option are then registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of this option must also comply with other applicable laws and regulations governing the option, and the option may not be exercised if the Company determines that the exercise would not be in material compliance with such laws and regulations.

     6. TERM. The term of this option commences on __________, 19__, the date of grant and expires on _______________________ (the "Expiration Date," which date shall be no more than ten (10) years from the date this option is granted), unless this option expires sooner as set forth below or in the Plan. In no event may this option be exercised on or after the Expiration Date. This option shall terminate prior to the Expiration Date as follows: three (3) months after the termination of your Continuous Service as an Employee or Consultant with the Company or an Affiliate of the Company for any reason or for no reason unless:

          (a) such termination of Continuous Service as an Employee or Consultant is due to your disability, in which event the option shall expire on the earlier of the Expiration Date set forth above or twelve (12) months following such termination of Continuous Service as an Employee or Consultant; or

          (b) such termination of Continuous Service as an Employee or Consultant is due to your death or your death occurs within three (3) months following your termination for any other reason, in which event the option shall expire on the earlier of the Expiration Date set forth above or twelve (12) months after your death; or

          (c) during any part of such three (3) month period the option is not exercisable solely because of the condition set forth in paragraph 5 above, in which event the option shall not expire until the earlier of the Expiration Date set forth above or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Continuous Service as an Employee or Consultant.

     However, this option may be exercised following termination of Continuous Service as an Employee or Consultant only as to that number of shares as to which it was exercisable on the date of termination of Continuous Service as an Employee or Consultant under the provisions of paragraph 2 of this option.

     7. EXERCISE.

          (a) Exercise of this option shall be accomplished by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to
     Section 15 of the Plan.

          (b) By exercising this option you agree that as a precondition to the completion of any exercise of this option, the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of: (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise. You also agree that any exercise of this option has not been completed and that the Company is under no obligation to issue any Common Stock to you until such an arrangement is established or the Company's tax withholding obligations are satisfied, as determined by the Company.

     8. TRANSFERABILITY. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

     9. OPTION NOT A SERVICE CONTRACT. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in this option shall obligate the Company or any Affiliate of the Company, or their respective shareholders, Board of Directors, officers, or employees to continue any relationship which you might have as a Director or Consultant for the Company or Affiliate of the Company.

     10. NOTICES. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

     11. GOVERNING PLAN DOCUMENT. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

     12. GOVERNING LAW. This option shall be governed by and construed in accordance with the laws of the State of Colorado as applied to contracts made and to be performed entirely in Colorado except to the extent required to be governed by the General Corporation Law of the State of Delaware.

         Dated the ____ day of __________________, 19__.

                                          Very truly yours,

                                          SPATIAL TECHNOLOGY INC.


                                          By:________________________________
                                          Title:_____________________________
                                          Duly authorized on behalf of the
                                          Board of Directors


ATTACHMENTS:

         Spatial Technology Inc. 1998 Non-Officer Stock Option Plan Notice of Exercise

The undersigned:

         (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

         (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionholder and the Company and its Affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to the undersigned under stock option plans of the Company, and (ii) the following agreements only:

         NONE              _________
                           (Initial)

         OTHER             _______________________________________
                           _______________________________________
                           _______________________________________





                                  _____________________________________________
                                  OPTIONHOLDER

                                  Address:

                                  _____________________________________________
                                  _____________________________________________

                             SPATIAL TECHNOLOGY INC.
                       1998 NON-OFFICER STOCK OPTION PLAN

                       NONSTATUTORY STOCK OPTION AGREEMENT
                                  (CONSULTANT)

_________________________, Optionholder:

     SPATIAL TECHNOLOGY INC. (the "Company"), pursuant to its 1998 Non-Officer Stock Option Plan (the "Plan"), has granted to you, the Optionholder named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is not intended to qualify as and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's non-officer employees and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act. Defined terms not explicitly defined in this agreement but defined in the Plan shall have the same definitions as in the Plan.

     The details of your option are as follows:

     1. TOTAL NUMBER OF SHARES SUBJECT TO THIS OPTION. The total number of shares of Common Stock subject to this option is ____________________ (__________).

     2. VESTING. Subject to the limitations contained herein, this option shall vest (become exercisable) as to [twenty-five percent (25%)] of the shares subject to the option on ____________, 19__ and shall vest (become exercisable) as to an additional [1/36th] of the shares subject to the option each full calendar month thereafter until either (i) the termination of your Continuous Service as an Employee or Consultant, or (ii) this option becomes fully vested.

     3. EXERCISE PRICE AND METHOD OF PAYMENT.

     (a) EXERCISE PRICE. The exercise price of this option is ___________________________ ($___________) per share, being not less than 85% of the Fair Market Value of the Common Stock on the date of grant of this option.

     (b) METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

          (i) Payment of the exercise price in cash (including check) at the time of exercise;

          (ii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

          (iii) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

          (iv) Payment by a combination of the methods of payment permitted by subparagraph 3(b)(i) through 3(b)(iii) above.

     4. WHOLE SHARES. Your option may only be exercised for whole shares.

     5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the Shares issuable upon exercise of this option are then registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of this option must also comply with other applicable laws and regulations governing the option, and the option may not be exercised if the Company determines that the exercise would not be in material compliance with such laws and regulations.

     6. TERM. The term of this option commences on __________, 19__, the date of grant and expires on _______________________ (the "Expiration Date," which date shall be no more than ten (10) years from the date this option is granted).

     7. EXERCISE.

     (a) Exercise of this option shall be accomplished by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to Section 15 of the Plan.

     (b) By exercising this option you agree that as a precondition to the completion of any exercise of this option, the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of: (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise. You also agree that any exercise of this option has not been completed and that the Company is under no obligation to issue any Common Stock to you until such an arrangement is established or the Company's tax withholding obligations are satisfied, as determined by the Company.

     8. TRANSFERABILITY. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

     9. OPTION NOT A SERVICE CONTRACT. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in this option shall obligate the Company or any Affiliate of the Company, or their respective shareholders, Board of Directors, officers, or employees to continue any relationship which you might have as a Director or Consultant for the Company or Affiliate of the Company.

     10. NOTICES. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

     11. GOVERNING PLAN DOCUMENT. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

     12. GOVERNING LAW. This option shall be governed by and construed in accordance with the laws of the State of Colorado as applied to contracts made and to be performed entirely in Colorado except to the extent required to be governed by the General Corporation Law of the State of Delaware.

         Dated the ____ day of __________________, 19__.

                                           Very truly yours,

                                           SPATIAL TECHNOLOGY INC.



                                           By:_________________________________
                                           Title:______________________________
                                           Duly authorized on behalf of the
                                           Board of Directors


ATTACHMENTS:

         Spatial Technology Inc. 1998 Non-Officer Stock Option Plan Notice of Exercise

The undersigned:

     (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

     (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionholder and the Company and its Affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to the undersigned under stock option plans of the Company, and (ii) the following agreements only:

         NONE              _________
                           (Initial)

         OTHER             _______________________________________
                           _______________________________________
                           _______________________________________





                                  _____________________________________________
                                  OPTIONHOLDER

                                  Address:

                                  _____________________________________________
                                  _____________________________________________